UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): _____May 2, 2016______

NORTHWEST BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35737	94-3306718
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 800 Bethesda, MD 20814
(Address of principal executive offices)

(204) 497-9024
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders.

On May 2, 2016, Northwest Biotherapeutics, Inc. (the “Company”) and holders of the Company’s Series B Warrants agreed to extend the exercise period of the Series B Warrants an additional twenty-one (21) days from May 2, 2016 to May 23, 2016. Also on May 2, 2016, the Company filed a Prospectus Supplement Amendment for the sole purpose of disclosing this extension of the exercise period of the Series B Warrants. The Prospectus Supplement Amendment does not provide for any new sale of securities of the Company.

The Series B Warrants were originally purchased by certain institutional investors (the “Purchasers”) as part of a registered direct offering (the “Offering”) that closed on March 3, 2016, and are described in the Prospectus Supplement and Current Report on Form 8-K, both filed by the Company on March 3, 2016. The currently outstanding Series B Warrants are exercisable for the purchase of 5,882,353 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at an exercise price of $3.00 per share.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

NORTHWEST BIOTHERAPEUTICS, INC.

Date: May 3, 2016	By:	/s/ Linda F. Powers
Name: Linda F. Powers Title: Chief Executive Officer